As filed with the Securities and Exchange Commission on May 10, 2007
Registration No. 333-____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
AMETEK, Inc.
(Exact Name of registrant as Specified in Its Charter)

Delaware	14-1682544
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

37 North Valley Road, P.O. Box 1764, Paoli, Pennsylvania	19301
(Address of Principal Executive Offices)	(Zip Code)
AMETEK, Inc. 2007 Omnibus Incentive Compensation Plan
(Full title of the plan)
John J. Mollinelli
Executive Vice President-Chief Financial Officer
AMETEK, Inc.
37 North Valley Road,
P.O. Box 1764
Paoli, Pennsylvania 19301
(Name and address of agent for service)
(610) 647-2121
(Telephone number, including area code, of agent for service)
Copies to:
Alan Singer
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103
(215) 963-5224
CALCULATION OF REGISTRATION FEE

Proposed
		Proposed Maximum	Maximum	Amount of
Title of Shares to be	Amounts to be	Aggregate Price Per	Aggregate Offering	Registration
Registered	Registered	Unit (1)	Price	Fee
Common Stock, $.01 par value.	3,500,000 shares (2)(3)	$36.91 per share	$129,185,000	$3,965.98

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, based on the average of the high and low prices of the common stock on the New York Stock Exchange on May 7, 2007.

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate number of shares of Common Stock which may be issued by reason of stock splits, stock dividends or similar transactions.

(3)	Associated with the Common Stock are rights to purchase Series A Junior Participating Preferred Stock that will not be exercisable or evidenced separately from the Common Stock prior to the occurrence of certain events.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by AMETEK, Inc. (the “Registrant”) with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 are incorporated herein by reference:
1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

2.	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007.
3.	The description of Registrant’s shares of Common Stock, $.01 par value, contained in Amendment No. 2 to the Registrant’s registration statement on Form 10 filed with the Securities and Exchange Commission on June 27, 1997.
4.	The description of the Associated Rights to purchase shares of the Registrant’s Series A Junior Participating Preferred Stock, as incorporated by reference in the Registrant’s registration statement on Form 8-A (the “Form 8-A”) filed with the Securities and Exchange Commission on July 23, 1997 and contained in Amendment No. 1 to the Form 8-A filed with the Securities and Exchange Commission on May 21, 1999.
     All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is incorporated by reference herein) modifies or supersedes such statement. Any statement contained in a document that is deemed to be incorporated by reference after the effective date of this registration statement may modify or replace existing statements contained in this registration statement. Any statement so modified or superseded will not be deemed to constitute a part hereof except as so modified or superseded.
     Experts
     The consolidated financial statements of AMETEK, Inc. incorporated by reference in AMETEK, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2006, and AMETEK, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management assessment are, and audited financial statements and AMETEK, Inc. management’s assessments of internal control over financial reporting to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and management’s assessments (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.

Item 6. Indemnification of Directors and Officers.
     The Registrant is organized under the laws of the State of Delaware. Section 145 of General Corporation Law of the State of Delaware, as amended (the “GCL”), provides that a Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. In the case of an action or suit brought by or in the right of the corporation, indemnification of any director, officer, employee and other agent against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit is permitted if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery, or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. The Registrant’s Restated Certificate of Incorporation and By-Laws provide for the indemnification of directors, officers, employees and agents of the Registrant to the maximum extent permitted by the Delaware General Corporation Law.
     Under Section 145 of the GCL, a Delaware corporation has the power to purchase and maintain insurance on behalf of any director, officer, employee or other agent of the Registrant or, if such person is or was serving in such capacity for another enterprise at the request of the Registrant against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation has the power to indemnify such person against such liability under the GCL. The Registrant’s Restated Certificate of Incorporation and By-Laws authorize the purchase of such insurance, and the Registrant has purchased directors and officers liability insurance.
     Under Section 102(7) of the GCL, a Delaware corporation also may, with certain limitations, set forth in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law (3) under Section 174 of the GCL (relating to unlawful payments of dividends or stock repurchases), or (4) for any transaction from which the director derived an improper personal benefit. The Registrant’s Restated Certificate of Incorporation includes such a provision.
Item 7. Exemption From Registration Claimed.
     Not applicable.
Item 8. Exhibits.

Exhibit
Number	Description

4*	AMETEK, Inc. 2007 Omnibus Incentive Compensation Plan.

5*	Opinion of Morgan, Lewis & Bockius LLP.

23.1*	Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5 to this registration statement).

Exhibit
Number	Description
23.2*	Consent of Independent Registered Public Accounting Firm.

24*	Power of Attorney (contained on the signature page of this registration statement).

*	Filed herewith
Item 9. Undertakings.
     The undersigned Registrant hereby undertakes:
1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paoli, State of Pennsylvania, on May 10, 2007.

AMETEK, Inc.
(Registrant)

By:	/s/ Frank S. Hermance

Frank S. Hermance
Chairman of the Board, Chief Executive Officer and Director
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Molinelli, Patrick J. Farris and Kathryn E. Sena, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or their substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Frank S. Hermance Frank S. Hermance	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	May 10, 2007

/s/ John J. Molinelli John J. Molinelli	Executive Vice President — Chief Financial Officer (Principal Financial Officer)	May 10, 2007

/s/ Robert R. Mandos, Jr. Robert R. Mandos, Jr.	Senior Vice President & Comptroller, (Principal Accounting Officer)	May 10, 2007

/s/ Sheldon S. Gordon Sheldon S. Gordon	Director	May 10, 2007

/s/ Charles D. Klein Charles D. Klein	Director	May 10, 2007

/s/ Steven W. Kohlhagen Steven W. Kohlhagen	Director	May 10, 2007

Signature	Title	Date

/s/ James R. Malone James R. Malone	Director	May 10, 2007

/s/ David P. Steinmann David P. Steinmann	Director	May 10, 2007

/s/ Elizabeth R. Varet Elizabeth R. Varet	Director	May 10, 2007

/s/ Dennis K. Williams Dennis K. Williams	Director	May 10, 2007